UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

NEVADA GOLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1369203	20-3724068
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1265 Mesa Drive
Fernley, NV  89408
(Address of principal executive offices, including zip code)

(775) 835-6177
(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

[Not applicable]
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 26, 2009, our Board of Directors concluded, upon the advice of management, that our previously issued audited consolidated financial statements for the fiscal year ended December 31, 2008, and interim unaudited consolidated financial statements for the three months ended March 31, 2008 (the “Restatement Periods”) presented, respectively, in our Form 10-K filed with the Securities and Exchange Commission on April 14, 2009, and our Form 10-Q filed with the Securities and Exchange Commission on May 20, 2009, will require restatement and should no longer be relied on.

The registrant will restate its balance sheets as of the end of, and its statements of operations, stockholders’ equity (deficit) and cash flows for, the Restatement Periods, due to errors discovered pertaining to an overstatement of accounts payable and accrued expenses, and an understatement of notes payable and general and administrative expenses. The effects on the registrant’s previously issued financial statements as of and for the fiscal year ended December 31, 2008, are summarized as follows:

	As
	Previously	As	Increase
December 31, 2008	Reported	Restated	(Decrease)

Current assets	$253,440	$253,440	$-
Total assets	273,905	273,905	-
Accounts payable and accrued expenses	363,996	247,002	(116,994)
Notes payable	-	150,000	150,000
Total liabilities	363,996	397,002	33,006
Total stockholders’ equity	(90,091)	(123,097)	33,006

For the Year Ended
December 31, 2008

Revenues	$-	$-	$-
General and administrative expense	90,282	123,263	32,981
Net loss	(90,282)	(123,263)	(32,981)

Our Board of Directors has discussed the matters disclosed in this Form 8-K under this Item 4.02 with our independent registered public accounting firm, GBH CPAs, PC.

The Company intends to file as soon as practicable amendments to the above-referenced Form 10-K and Form 10-Q containing the restated consolidated balance sheets, consolidated statements of operations, stockholders’ equity (deficit) and cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nevada Gold Holdings, Inc.

Dated: August 31, 2009	By:	/s/ David Mathewson
	Name:	David Mathewson
	Title:	Chief Executive Officer and President